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          EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
          ----------


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

                                            Quarter  Ended             Three Quarters Ended
                                     --------------------------     -------------------------
                                      April 3,        March 31,      April 3,      March 31,
                                        1998            1997           1998          1997
                                     ----------      ----------     ----------    -----------
                                             (In millions, except per share amounts)

Basic:

  Average shares outstanding             79.9             79.5          79.8         78.5

  Less nonvested performance
   shares                                  .6               .8            .6           .9
                                         ----             ----          ----         ----

  Total basic average shares
   outstanding                           79.3             78.7          79.2         77.6
                                         ====             ====          ====         ====

  Net income                            $59.9            $55.6        $156.2       $139.3
                                         ====             ====        ======       ======

  Basic net income per share            $ .76            $ .71         $1.97        $1.80
                                         ====             ====          ====         ====

Diluted:

  Average shares outstanding             79.9             79.5          79.8         78.5

  Plus dilutive stock options              .4               .3            .4           .3
                                         ----             ----          ----         ----

  Total diluted average shares
    outstanding                          80.3             79.8          80.2         78.8
                                         ====             ====          ====         ====

  Diluted net income per share          $ .75            $ .70         $1.95        $1.77
                                         ====             ====          ====         ====
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